Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 23, 2009, with respect to the consolidated financial statements of TPC Group Inc. (formerly known as Texas Petrochemicals Inc.) included in the Amendment No. 1 to Form 10 (File No. 000-53534), filed on January 8, 2010, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP
Houston, Texas
April 16, 2010